UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
_____________________________

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

KORE Group Holdings, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KORE Group Holdings, Inc.
NOTICE & PROXY STATEMENT
Annual Meeting of Stockholders
June 12, 2024
9:00 a.m. (Eastern time)

CERTAIN DEFINITIONS

As used in the accompanying proxy statement, unless otherwise indicated, references to “KORE,” the “Company,” “we,” “us,” and “our,” and similar references refer collectively to KORE Group Holdings, Inc. and its consolidated subsidiaries.

Unless the context otherwise requires, references in this proxy statement to:

•“ABRY Entities” are to each of ABRY Partners VII, L.P., ABRY Partners VII Co-Investment Fund, L.P., ABRY Investment Partnership, L.P., ABRY Senior Equity IV, L.P. and ABRY Senior Equity IV Co-Investment Fund, L.P.;
•“Amended and Restated Investor Rights Agreement” are to that certain Amended and Restated Investor Rights Agreement, dated as of November 15, 2023, by and among KORE, the Sponsor, the ABRY Entities and Searchlight;
•“Business Combination” are to the series of transactions contemplated by the Merger Agreement;
•“CTAC” are to Cerberus Telecom Acquisition Corp., a predecessor entity of the Company;
•“Closing” are to the consummation of the Business Combination;
•“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•“Incentive Plan” are to the KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan, as it may be amended from time to time;
•“IoT” are to Internet of Things;
•“Common Stock” are to shares of our common stock, par value $0.0001 per share;
•“KORE Wireless” are to KORE Wireless Group Inc., a Delaware corporation and wholly owned and principal operating subsidiary of KORE;
•“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of March 12, 2021, as amended on July 27, 2021 and September 21, 2021, by and among CTAC, KORE, King Corp Merger Sub, Inc., King LLC Merger Sub, LLC and Maple Holdings Inc.;
•“NYSE” are to the New York Stock Exchange;
•“SaaS” are to Software-as-a-Service;
•“Searchlight” are to Searchlight IV KOR, L.P.; and
•“Sponsor” and “Cerberus” are to Cerberus Telecom Acquisition Holdings, LLC.

KORE Group Holdings, Inc.
3 Ravinia Drive NE, Suite 500
Atlanta, Georgia 30346

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2024

The Annual Meeting of Stockholders (the “Annual Meeting”) of KORE Group Holdings, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m. Eastern time on June 12, 2024. The Annual Meeting will be a completely virtual meeting and will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KORE2024 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•to elect Robert P. MacInnis and Jay M. Grossman as Class III directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to effect, at the discretion of the Board of Directors (the “Board”), a reverse stock split of the Company’s common stock (the “common stock”) at a ratio in the range of 1-for-4 to 1-for-10 (or any whole number in between), with such ratio to be determined at the discretion of the Board;

•to approve, in accordance with Section 312.03 of the NYSE Listed Company Manual, the issuance of common stock upon the exercise of warrants issued in November 2023 and December 2023;

•to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 16, 2024, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Jack W. Kennedy Jr., Executive Vice President, Chief Legal Officer and Secretary, at investors@korewireless.com, stating the purpose of the request and providing proof of ownership of common stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. You may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Jack W. Kennedy Jr.

Jack W. Kennedy Jr.
Executive Vice President, Chief Legal Officer and Secretary
Atlanta, GA
May    , 2024

KORE Group Holdings, Inc.
3 Ravinia Drive NE, Suite 500
Atlanta, Georgia 30346

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors (the “Board”) of KORE Group Holdings, Inc. (the “Company” or “KORE”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 12, 2024, (the “Annual Meeting”), at 9:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KORE2024 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock as of the close of business on April 16, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 83,196,842 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote per share on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about May , 2024. A copy of the 2023 Annual Report to Stockholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”), is being mailed with this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 12, 2024

This Proxy Statement and our 2023 Annual Report to Stockholders are available at http://www.proxyvote.com/

Proposals

At the Annual Meeting, our stockholders will be asked:

•to elect Robert P. MacInnis and Jay M. Grossman as Class III directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•to approve an amendment to the Amended and Restated Certificate of Incorporation (the “Charter”), of the Company to effect, at the discretion of the Board, a reverse stock split of the Company’s common stock (the “common stock”) at a ratio in the range of 1-for-4 to 1-for-10 (or any whole number in between), with such ratio to be determined at the discretion of the Board (the “Reverse Stock Split Proposal”);

•to approve, in accordance with Section 312.03 of the NYSE Listed Company Manual, the issuance of common stock upon the exercise of warrants issued in November 2023 and December 2023 (the “Stock Issuance Proposal”);

•to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

•FOR the election of Robert P. MacInnis and Jay M. Grossman as directors to serve until the 2027 Annual Meeting of Stockholders;

•FOR the approval of an amendment to the Charter of the Company to effect, at the discretion of the Board, a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-4 to 1-for-10 (or any whole number in between), with such ratio to be determined at the discretion of the Board;

•FOR the approval, in accordance with Section 312.03 of the NYSE Listed Company Manual, of the issuance of common stock upon the exercise of warrants issued in November 2023 and December 2023; and

•FOR the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because KORE’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials. Instructions regarding how you can vote are contained on the proxy card included in the printed copies of our proxy materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 16, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote per share for all matters before the Annual Meeting in accordance with the provisions of our Charter and the Amended and Restated Investor Rights Agreement. At the close of business on the Record Date, there were 83,196,842 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote will constitute a quorum.

Who can attend the Annual Meeting?

In order to enable increased stockholder attendance and participation at the Annual Meeting, KORE has decided to hold the Annual Meeting entirely online this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/KORE2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, pursuant to our Bylaws, the person presiding over the meeting, or a majority in voting power of the stockholders entitled to vote at the meeting, present online or represented by proxy, shall have power to recess the Annual Meeting or adjourn the Annual Meeting.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•by Internet - You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;

•by Telephone - You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•by Mail - You can vote by mail by signing, dating and mailing the proxy card that accompanied your proxy materials; or

•Electronically at the Meeting - If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time on June 11, 2024. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a stockholder of record, you may revoke your proxy and change your vote:

•by submitting a duly executed proxy bearing a later date;

•by granting a subsequent proxy through the Internet or telephone;

•by giving written notice of revocation to the Secretary of KORE prior to the Annual Meeting; or

•by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 4 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

We believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/KORE2024. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/KORE2024.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered as one. We will not address questions that are not pertinent to the business of the Company or the business of the Annual Meeting, or that we otherwise believe are not appropriate under the circumstances.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Abstentions and broker non-votes will have no effect.

Proposal 2: Reverse Stock Split Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.

Proposal 3: Stock Issuance Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions will have no effect.

What is an “abstention” and how will abstentions be treated?

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the outcome of the proposals.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a bank, broker or other agent acting as a nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on matters that are deemed “routine” by the NYSE, such as the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on matters that are deemed “non-routine” by the NYSE, such as the election of directors, the Reverse Stock Split Proposal and the Stock Issuance Proposal. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, two (2) Class III directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have nine (9) directors on our Board. Our current directors are Timothy Donahue, Cheemin Bo-Linn, Michael K. Palmer, Robert MacInnis, Andrew Frey, David Fuller, James Geisler, H. Paulett Eberhart, and Jay M. Grossman.

Each of Robert P. MacInnis and Jay M. Grossman has been nominated by the Board as a director nominee subject to election at the Annual Meeting to serve until the Annual Meeting of Stockholders in 2027. Mr. MacInnis and Mr. Grossman were appointed as directors in 2021 and 2023, respectively, and are each standing for election for the first time. Mr. MacInnis and Mr. Grossman were each designated by the ABRY Entities pursuant to the Amended and Restated Investor Rights Agreement.

On April 29, 2024, the Company announced that the Board and Mr. Bahl had mutually agreed that Mr. Bahl would step down as President and Chief Executive Officer and a member of the Board, effective as of May 3, 2024. Accordingly, Mr. Bahl will not stand for re-election at the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

On November 15, 2023, the Company entered into the Amended and Restated Investor Rights Agreement, pursuant to which the Company agreed to take all necessary actions to cause the Board to be comprised of up to ten (10) directors, including: (i) up to two (2) individuals designated by the ABRY Entities; (ii) up to two (2) individuals designated by the Sponsor; (iii) up to two (2) individuals designated by Searchlight; (iv) the Chief Executive Officer; and (v) up to three (3) independent directors recommended by the Company’s Nominating and Corporate Governance Committee.

Pursuant to the Amended and Restated Investor Rights Agreement, the directors are divided into three (3) classes of directors, with each class serving for staggered three (3)-year terms. Subject in each case to the terms and conditions of the Amended and Restated Investor Rights Agreement, (i) the Class I directors shall include two (2) independent directors nominated by the Nominating and Corporate Governance Committee, one (1) director designated by Searchlight, and one (1) director designated by the Sponsor; (ii) the Class II directors shall include one (1) independent director nominated by the Nominating and Corporate Governance Committee, one (1) director designated by Searchlight, and one (1) director designated by the Sponsor; and (iii) the Class III directors shall include the Chief Executive Officer, and two (2) directors designated by the ABRY Entities. The chairperson of the Board is selected by a majority of the Board. As a result of the Amended and Restated Investor Rights Agreement and the aggregate voting power of the parties to the agreement, the parties to the agreement acting in conjunction control the election of directors of KORE. For more information, see “Directors, Executive Officers and Corporate Governance — Corporate Governance—Amended and Restated Investor Rights Agreement.”

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a director of the person whose name and biography appears below. In the event that any of the director nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.
Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the below director nominees.

The nominees for election to the Board as directors, both of whom are currently serving on the Board, are as follows:

Name	Age	Position with the Company
Robert P. MacInnis	57	Director
Jay M. Grossman	64	Director

The principal occupations and business experience, for at least the past five years, of each director nominee for election at the Annual Meeting are as follows:

Robert P. MacInnis

Mr. MacInnis has served as a member of our Board since 2021. Mr. MacInnis has worked at ABRY Partners, LLC, a private equity fund (“ABRY Partners”), since December 1998, where he is currently a Partner. Mr. MacInnis also currently serves on the board of directors of Aegis Sciences Corp. and Automated Healthcare Solutions. In the past, Mr. MacInnis has served on the board of Consolidated Theatres, RCN Cable, Sidera Networks, Network Communications, Inc., XAnd, Datapipe, North American Dental Group, Muzak LLC, Proquest, Psychological Services, Inc., and several others. Prior to working at ABRY Partners, Mr. MacInnis was a senior manager at PricewaterhouseCoopers LLP from June 1991 through May 1997. Mr. MacInnis graduated summa cum laude from Merrimack College with a B.S. in business and received an M.B.A. summa cum laude from Boston University. Mr. MacInnis’ qualifications to serve as a member of our Board include his significant transactional and management experience developed over his career with ABRY Partners.

Jay M. Grossman

Mr. Grossman has served as a member of our Board since 2023. Mr. Grossman is the Chair of ABRY Partners, which he joined in 1996. Prior to joining ABRY Partners, Mr. Grossman was Managing Director and co-head of the Media and Entertainment Group at Prudential Securities, Inc., a financial services company, and a member of the corporate finance department of Kidder, Peabody & Company, a securities firm. Mr. Grossman is currently a director of Nexstar Media Group, Inc. (“Nexstar”), where he has served since 1997, and was its Vice President and Assistant Secretary from 1997 until March 2002. He has been Chair of Nexstar’s Compensation Committee since September 2022. Mr. Grossman also serves as a director (or the equivalent) of several private companies including Hometown Cable, Grande Communications Networks and RCN Telecom Services. Previously, Mr. Grossman served on the board of directors of a wide variety of companies including Atlantic Broadband, Q9 Networks, Sidera Networks, WideOpenWest Holdings, Consolidated Theaters, Country Road Communications, Monitronics International, Caprock Communications, Cyrus One Networks, Executive Health Resources and Hosted Solutions. Mr. Grossman received an MBA from Harvard Business School and is an honors graduate of Dickinson College. Mr. Grossman’s qualifications to serve as a member of the Board include his long-term experience as a public company director with Nexstar and his service on the boards of various private companies in diverse industries.

PROPOSAL 2:

REVERSE STOCK SPLIT PROPOSAL

General

Our Board has unanimously approved, and recommended that our stockholders approve, an amendment, substantially in the form set forth as Annex A to this proxy statement (the “Certificate of Amendment”), to our Charter to effect a reverse stock split at a ratio of not less than 1-for-4 and not greater than 1-for-10 (or any whole number in between) (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by the Board, in its discretion. If the stockholders approve the Reverse Stock Split, and the Board decides to implement it, the Reverse Stock Split will become effective as of 12:01 a.m. Eastern Time on a date to be determined by the Board that will be specified in the Certificate of Amendment. If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this Reverse Stock Split Proposal to implement the Reverse Stock Split will terminate.

The Reverse Stock Split, if implemented, will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not change the par value of our common stock and will not reduce the number of authorized shares of common stock.

Reasons for the Reverse Stock Split

The principal reason for the Reverse Stock Split is to increase the per share trading price of our common stock in order to help ensure a share price high enough to satisfy the $1.00 per share minimum average closing price requirement for continued listing on the NYSE, although there can be no assurance that the trading price of our common stock would be maintained at such level or that we will be able to maintain the listing of our common stock on the NYSE.

As previously reported, on September 5, 2023, we received a written notification (the “Notice”) from the NYSE indicating that we were not in compliance with Section 802.01C of the NYSE’s Listed Company Manual, as the average closing price of our common stock was less than $1.00 per share over a consecutive 30 trading-day period. Pursuant to Section 802.01C, the Company was provided a period of six months following the receipt of the Notice to regain compliance with the minimum share price requirement. The Company would have regained compliance during the six-month cure period if, on the last trading day of any calendar month during the six-month cure period or on the last day of the cure period, the common stock had a closing price of at least $1.00 per share and an average closing price of at least $1.00 per share over the 30 trading-day period ending on the last trading day of that month. The Company did not regain compliance with Section 802.01C during the six-month cure period. The NYSE has provided the Company with additional time to cure this noncompliance.

The Board has considered the potential harm to the Company and our stockholders should the NYSE delist our common stock. Delisting from the NYSE would likely adversely affect our ability to raise additional financing through the public or private sale of securities and would significantly affect the ability of investors to trade our securities. Delisting would also likely negatively affect the value and liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets.

We believe that our best option to meet the NYSE’s $1.00 per share minimum average closing price requirement is to effect the Reverse Stock Split to increase the per-share trading price of our common stock. Given the volatility and fluctuations in the capital markets, the likelihood of our stock price increasing to meet the NYSE listing requirements without the Reverse Stock Split cannot be determined, and we may have to take additional actions to comply with the NYSE requirements.

In addition, we believe that the low per share market price of our common stock could impair its marketability to, and acceptance by, institutional investors and other members of the investing public and could create a negative impression of the Company. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the pricing of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of stock.

Further, we believe that a higher stock price could help us establish business development relationships with other companies. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect our reputation in our business community. In practice, however, we believe that potential business development partners may be less confident in the prospects of a company with a low stock price and less likely to enter into business relationships with such a company. If the Reverse Stock Split successfully increases the per share price of our common stock, we believe this may increase our ability to attract business development partners.

We further believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per share price of our common stock, we believe this increase will enhance our ability to attract and retain employees and service providers.

We hope that the decrease in the number of shares of our outstanding common stock as a consequence of the Reverse Stock Split, and the anticipated increase in the price per share, will encourage greater interest in our common stock by the financial community and the investing public, help us attract and retain employees and other service providers, help us raise additional capital through the sale of stock in the future if needed, and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them. However, the possibility also exists that liquidity may be adversely affected by the reduced number of shares which would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our common stock begins a declining trend after the Reverse Stock Split is effected.

The Board believes that stockholder adoption of a range of Reverse Stock Split ratios (as opposed to adoption of a single reverse stock split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company. In determining a ratio following the receipt of stockholder adoption, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:

•the historical trading price and trading volume of our common stock;

•the number of shares of our common stock outstanding;

•the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•the continued listing requirements of the NYSE; and

•prevailing general market and economic conditions.

The Board (or any authorized committee of the Board) reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder adoption thereof, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board to implement the Reverse Stock Split and the Board implements the Reverse Stock Split, we will file the Certificate of Amendment. The form of Certificate of Amendment is set forth as Annex A to this proxy statement. By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including four (4) and ten (10), with the exact number to be determined by the Board, into one (1) share. The Certificate of Amendment to be filed with the Secretary of State of the State of Delaware will include only that number determined by the Board to be in the best interests of the Company and its stockholders.

As explained above, the Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of stockholder’s percentage ownership interests in the Company, except as explained in the section titled “— Fractional Shares” below with respect to fractional shares. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company’s continuing obligations under the periodic reporting requirements of the Exchange Act. Following the Reverse Stock Split, our common stock will continue to be listed on the NYSE, under the symbol “KORE,” although it would receive a new CUSIP number.

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase substantially, because the proposed amendment will not reduce the number of authorized shares, while it will reduce the number of outstanding shares by a factor of between and including four and ten, depending on the exchange ratio selected by the Board.

The shares that are authorized but unissued after the Reverse Stock Split will be available for issuance, and, if we issue these shares, the ownership interest of holders of our common stock may be diluted. We may issue such shares to raise capital and/or as consideration in acquiring other businesses or establishing strategic relationships with other companies. Such acquisitions or strategic relationships may be effected using shares of common stock or other securities convertible into common stock and/or by using capital that may need to be raised by selling such securities. We do not have any agreement, arrangement or understanding at this time with respect to any specific transaction or acquisition for which the newly unissued authorized shares would be issued.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by the Company’s stockholders, and if at such time the Board still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the Reverse Stock Split to be implemented. The Reverse Stock Split will become effective as of 12:01 a.m. Eastern Time on the date specified in the Certificate of Amendment as filed with the office of the Secretary of State of the State of Delaware (the “effective time”). The Board will determine the exact timing of the filing of the Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this Reverse Stock Split Proposal to implement the Reverse Stock Split will terminate.

Except as described below under the section titled “— Fractional Shares,” at the effective time, each whole number of issued and outstanding pre-reverse split shares that the Board has determined will be combined into one post-reverse split share, will, automatically and without any further action on the part of our stockholders, be combined into and become one share of common stock, and each certificate which, immediately prior to the effective time represented pre-reverse stock split shares, will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record at the effective time of the Reverse Stock Split who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will automatically, in lieu of a fractional share, be entitled, to have their fractional shares rounded up to the next whole share and receive an additional whole share of common stock in lieu of such fractional shares. In any event, cash will not be paid for fractional shares.

Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied, and the market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the Reverse Stock Split, including:

•The market price per share of our shares of common stock post-Reverse Stock Split may not remain in excess of the $1.00 per share minimum average closing price requirement as required by the NYSE, or the Company may fail to meet the other requirements for continued listing on the NYSE, resulting in the delisting of our common stock.

•Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

•The Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our common stock. Consequently, the market price per post-Reverse Stock Split shares may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

•The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our common stock owned in book-entry form.

Certificated Shares

As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Principal Effects of Reverse Stock Split on Outstanding Options, Warrants, and Incentive Plan

As of the Record Date, there were no outstanding stock options, and warrants to purchase an aggregate of 20,936,456 shares of common stock with a weighted average exercise price of  $4.90 per share. If and when the Reverse Stock Split becomes effective, the number of shares of common stock covered by such rights will be reduced to between and including one-fourth and one-tenth the number currently covered, and the exercise or conversion price per share will be increased by between and including four and ten times the current exercise or conversion price, resulting in the same aggregate price being required to be paid therefor upon exercise or conversion thereof as was required immediately preceding the Reverse Stock Split.

In addition, the number of shares of common stock and number of shares of common stock subject to stock options or similar rights authorized under the Incentive Plan will be proportionately adjusted by our Compensation Committee for the Reverse Stock Split ratio, such that fewer shares will be subject to such plans. Further, our Compensation Committee will proportionately adjust the per share exercise price under the Incentive Plan to reflect the Reverse Stock Split.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the effective time of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the Reverse Stock Split the Board decides to implement, the stated capital component will be reduced proportionately based upon the Reverse Stock Split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the Reverse Stock Split.

Effect on Par Value

The proposed amendment to our Charter will not affect the par value of our common stock, which will remain at $0.0001 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following is not intended as tax or legal advice. Each holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of our common stock but does not purport to be a complete analysis of all potential tax effects. This summary addresses only such stockholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

This discussion is limited to holders of our common stock that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•an individual who is a citizen or resident of the United States;

•a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

Exchange Pursuant to Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming that such treatment is correct, no gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the Reverse Stock Split, except potentially with respect to any additional fractions of a share of our common stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a stockholder’s receipt of a whole share of our common stock in lieu of a fractional share, the adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-reverse stock split shares of the common stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-reverse stock split shares. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share of common stock. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our common stock are not clear. A stockholder who receives one (1) whole share of our common stock in lieu of a fractional share may recognize income as a deemed distribution or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. We are not making any representation as to whether the receipt of one (1) whole share in lieu of a fractional share will result in income as a deemed distribution or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Stock Split.

Information Reporting and Backup Withholding

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Stock Split Proposal except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

The Board reserves the right to not file the Certificate of Amendment and to abandon any Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect these amendments is approved by our stockholders at the Annual Meeting. By voting in favor of a Reverse Stock Split, you are expressly also authorizing the Board to delay, not proceed with, and abandon, these proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the Reverse Stock Split Proposal.

PROPOSAL 3:

STOCK ISSUANCE PROPOSAL

Background

On November 9, 2023, the Company entered into an Investment Agreement (the “Investment Agreement”) with Searchlight, whereby the Company agreed to issue and sell to Searchlight (i) shares of Series A-1 Preferred Stock of the Company, par value of $0.0001 per share (the “Series A-1 Preferred Stock”), at a price per share of $1,000, and (ii) a warrant (the “Original Warrant”) to purchase shares of common stock, with an exercise price of $0.01 per share (as may be adjusted in accordance with the Original Warrant) in a private placement (collectively, the “Financing”) for an aggregate purchase price of $150 million. The First Financing closed on November 15, 2023 (the “First Closing”), and the Company issued to Searchlight an aggregate of 150,000 shares of the Series A-1 Preferred Stock and an Original Warrant to purchase up to an aggregate of 11,800,000 shares of common stock (as may be adjusted in accordance with the Original Warrant).

In addition, on the terms and subject to the conditions set forth in the Investment Agreement, from and after the First Closing until the date that is six months following the First Closing, the Company had the option, exercisable once during such period, to issue and sell to Searchlight for an aggregate purchase price of up to $20 million, additional shares of Series A-1 Preferred Stock and additional warrants to purchase shares of common stock. On December 13, 2023 (the “Second Closing” and, together with the First Closing, the “Closings”), the Company issued and sold to Searchlight (i) an additional 2,857 shares of Series A-1 Preferred Stock, at a price per share of $1,000, and (ii) a warrant (the “Additional Warrant”) to purchase an additional 224,711 shares of common stock, with an exercise price of $0.01 per share (as may be adjusted in accordance with the Additional Warrant) in a private placement for an aggregate purchase price of approximately $2.9 million.

At the Second Closing, the Company (i) amended the form of warrant in the Investment Agreement (the “Amendment”) and (ii) amended and restated the Original Warrant (the “Amended and Restated Original Warrant” and together with the Additional Warrant, the “Warrants”), dated as of November 15, 2023, by and among the Company and Searchlight, in each case, to prohibit the issuance by the Company of shares of common stock upon the exercise of the each of the Warrants (together, the “Exercise Shares”) in an amount that would exceed 19.9% of the total outstanding shares of common stock or more than 19.9% of the total voting power of the Company’s securities, in each case, immediately preceding November 9, 2023, unless the Company has obtained the approval of its stockholders (the “Stockholder Approval”) as required by the applicable rules of the NYSE for issuances of shares of common stock in excess of such amount. The purpose of this Stock Issuance Proposal is to seek the requisite approval for the issuance of the Exercise Shares under Section 312.03 of the NYSE Listed Company Manual.

In addition, the Company entered into a voting agreement (the “Stock Issuance Proposal Voting Agreement”) with the ABRY Entities, pursuant to which the ABRY Entities have agreed to vote their shares of common stock in favor of any Company proposals to stockholders to obtain the Stockholder Approval.

The numerical and price information included in this Stock Issuance Proposal do not give effect to the potential actions contemplated by the Reverse Stock Split Proposal.

Terms of the Warrants

The Company issued the Amended and Restated Warrant to Searchlight to purchase up to an aggregate of 11,800,000 shares of common stock. Subject to the terms and conditions of the Warrants, the Amended and Restated Warrant can be exercised at any time and from time to time after November 15, 2023 and on or prior to the close of business on November 15, 2033 (the “Warrant Expiration Date”).

The Company issued the Additional Warrant to Searchlight to purchase up to an aggregate of 224,711 shares of common stock. Subject to the terms and conditions of the Additional Warrant, the Additional Warrant can be exercised at any time and from time to time after December 13, 2023 and on or prior to the close of business on the Warrant Expiration Date. The Warrants are exercisable at either $0.01 per share of common stock or by using a formula for cashless exercise.

The terms of the Amended and Restated Original Warrant and the terms of the Additional Warrant are more fully described, respectively, in the Amended and Restated Original Warrant and the Additional Warrant, copies of which are included as Exhibits 4.5 and 4.4, respectively, to our Annual Report on Form 10-K filed with the SEC on April 15, 2024.

Reason for Request for Stockholder Approval

The Company’s common stock is listed on the NYSE and, as a result, the Company is subject to the rules and regulations of the NYSE. Section 312.03 of the NYSE Listed Company Manual requires an issuer to obtain stockholder approval prior to the issuance of common stock in any transaction or series of related transactions, if, among other things: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock; or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of common stock. The issuance of the Exercise Shares could result in the aggregate shares of common stock being issued in the Closings exceeding 20% of the voting power on the Company’s common stock immediately preceding November 9, 2023.

The Exercise Shares will have the same rights and privileges as the shares of common stock currently authorized and outstanding. Holders of common stock are not entitled to preemptive rights to purchase common stock or other securities or to cumulative voting rights in relation to the potential issuance of the Exercise Shares.

The Board believes that authorizing the issuance of the Exercise Shares is fair to and in the best interests of the Company and the Company’s stockholders.

Effect of Vote in Favor of this Stock Issuance Proposal

A vote in favor of this Stock Issuance Proposal is a vote in favor of approving, for purposes of the rules of the NYSE, the issuance of the Exercise Shares, which could exceed 19.99% of the voting power of the Company’s common stock before the entrance into the Investment Agreement, as amended by the Amendment (the “Amended Investment Agreement”).

Approval of this Stock Issuance Proposal will not affect the rights or privileges of current holders of outstanding shares of common stock but such issuance will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders. If this Stock Issuance Proposal is approved, Searchlight will have the ability to acquire up to 12,024,711 shares of common stock by exercising its Warrants (without giving effect to any approval of the Reverse Stock Split Proposal by the Company’s stockholders or any Reverse Stock Split). If this Stock Issuance Proposal is approved and assuming all of the Warrants issued in November 2023 and December 2023 are exercised solely for cash, Searchlight would hold, as of the Record Date, 14.5% of the voting power of our Company.

Interests of Certain Persons

When you consider the Board’s recommendation in favor of this Stock Issuance Proposal, you should be aware the Company’s directors and some stockholders may have interests that may be different from, or in addition to, the interests of other stockholders. In particular, Searchlight is an existing stockholder of the Company and holds (i) 152,857 shares of Series A-1 Preferred Stock and (ii) Warrants to purchase 12,024,711 shares of common stock. In addition, pursuant to the Amended and Restated Investor Rights Agreement, Searchlight may designate up to two (2) individuals to the Board. Pursuant to this, the Board appointed Andrew Frey to serve as a Class I director of the Company until the 2025 Annual Meeting of Stockholders and David Fuller to serve as a Class II director of the Company until the 2026 Annual Meeting of Stockholders.

Also, as described above, under the Stock Issuance Proposal Voting Agreement, the ABRY Entities have agreed to vote their shares of common stock in favor of any Company proposals to stockholders to obtain the Stockholder Approval. As of the Record Date, the ABRY Entities held 24,252,912 shares of common stock, which constitutes approximately 29.2% of the Company’s outstanding common stock. As discussed above, if this Stock Issuance Proposal is approved and Searchlight exercises the Warrants in full solely for cash, Searchlight would hold, as of the Record Date, approximately 14.5% of the Company’s outstanding common stock.

The Company has the following agreements and arrangements with Searchlight and the ABRY Entities:

Amended and Restated Investor Rights Agreement

On November 15, 2023, the Company entered into the Amended and Restated Investor Rights Agreement, pursuant to which the Company agreed to take all necessary actions to cause the Board to be comprised of up to ten (10) directors, including: (i) up to two (2) individuals designated by the ABRY Entities; (ii) up to two (2) individuals designated by the Sponsor; (iii) up to two (2) individuals designated by Searchlight; (iv) the Chief Executive Officer; and (v) up to three (3) independent directors recommended by the Company’s Nominating and Corporate Governance Committee.

Pursuant to the Amended and Restated Investor Rights Agreement, the directors are divided into three (3) classes of directors, with each class serving for staggered three (3)-year terms. Subject in each case to the terms and conditions of the Amended and Restated Investor Rights Agreement, (i) the Class I directors shall include two (2) independent directors nominated by the Nominating and Corporate Governance Committee, one (1) director designated by Searchlight, and one (1) director designated by the Sponsor; (ii) the Class II directors shall include one (1) independent director nominated by the Nominating and Corporate Governance Committee, one (1) director designated by Searchlight, and one (1) director designated by the Sponsor; and (iii) the Class III directors shall include the Chief Executive Officer, and two (2) directors designated by the ABRY Entities. The chairperson of the Board is selected by a majority of the Board.

Searchlight has designated, and the Board has appointed, Andrew Frey to serve as a Class I director of the Company until the 2025 Annual Meeting of Stockholders and David Fuller to serve as a Class II director of the Company until the 2026 Annual Meeting of Stockholders. The ABRY Entities have designated, and the Board has appointed, Robert P. MacInnis and Jay M. Grossman to serve as Class III directors of the Company until the 2024 Annual Meeting of Stockholders. Mr. MacInnis and Mr. Grossman are currently standing for re-election.

Stock Issuance Proposal Voting Agreement

As discussed above, we entered into the Stock Issuance Proposal Voting Agreement with the ABRY Entities.

Effect of Not Obtaining Required Vote for Approval of this Stock Issuance Proposal

If the Company is unable to obtain approval of this Stock Issuance Proposal, it will not be able to issue the Exercise Shares to Searchlight and the Warrants would remain outstanding subject to the terms and conditions of the Warrants. The Warrants have an expiration date of November 15, 2033. If the Warrants remain outstanding, pursuant to the terms and conditions of the Warrants, the Company will be required to use reasonable best efforts to obtain stockholder approval for the issuance of the Exercise Shares at the Annual Meeting of Stockholders to be held in 2025 and each subsequent Annual Meeting of Stockholders thereafter.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the Stock Issuance Proposal.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of BDO USA, P.C. is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

BDO USA, P.C. also served as our independent registered public accounting firm for the fiscal years ended December 31, 2022 and December 31, 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of BDO USA, P.C. is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of BDO USA, P.C. is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of BDO USA, P.C. is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of BDO USA, P.C., we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the Ratification of the Appointment of BDO USA, P.C. as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee has reviewed the audited consolidated financial statements of KORE Group Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Cheemin Bo-Linn (Chair)

H. Paulett Eberhart

James Geisler

AUDIT MATTERS

The following table summarizes the fees of BDO USA, P.C., our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2023	2022
Audit Fees (1)	$2,160,018	$2,356,139
Audit-Related Fees	—	—
Tax Fees (2)	601,068	909,824
All Other Fees	—	—
Total Fees	$2,761,086	$3,265,963

(1) Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2) Tax fees consist of fees for tax-related services, including tax compliance and tax advice related to transactions.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage BDO USA, P.C. to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by BDO USA, P.C. has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee periodically reviews and generally pre-approves any services (and related fee levels or budgeted amounts) that may be provided by BDO USA, P.C. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sets forth certain information, as of the date hereof, concerning the persons who serve as our directors and executive officers. The information for Mr. MacInnis and Mr. Grossman is included in “Proposal 1: Election of Directors.”

Name	Age	Title
Ronald Totton (1)	52	Interim President and Chief Executive Officer
Paul Holtz	47	Executive Vice President, Chief Financial Officer and Treasurer
Jason Dietrich	49	Executive Vice President and Chief Revenue Officer
Louise Winstone (2)	45	Executive Vice President and Chief Human Resources Officer
Bryan Lubel	59	Executive Vice President and General Manager, Global Industries
Jack W. Kennedy, Jr.	48	Executive Vice President, Chief Legal Officer and Secretary
Cheemin Bo-Linn	70	Director
Timothy M. Donahue	75	Director (Chair)
H. Paulett Eberhart	70	Director
Andrew Frey	49	Director
David Fuller	57	Director
James Geisler	57	Director
Jay M. Grossman	64	Director
Robert P. MacInnis	57	Director
Michael K. Palmer	38	Director

(1) Effective May 3, 2024, the Board appointed Mr. Totton to serve as Interim President and Chief Executive Officer until a permanent President and Chief Executive Officer has been appointed.
(2) On April 26, 2024, Ms. Winstone notified the Company of her resignation, effective May 24, 2024, to pursue another opportunity.

Executive Officers

Ronald Totton. Mr. Totton has served as our Interim President and Chief Executive Officer since May 3, 2024 and, prior to this, served as an executive advisor at KORE since April 29, 2024. Prior to joining the Company, Mr. Totton served as an advisor to Indigo Telecom, a provider of engineering services for owners and operators of digital and network infrastructure, from January 2022 to April 2024. Prior to that, from May 2020 to January 2021, Mr. Totton served as Operating Partner for Financial Services Capital Partners LLP, a private equity firm. From October 2017 to November 2019, Mr. Totton served as Chief Executive Officer for STT Cloud, a public cloud solution provider, and, from September 2010 to October 2017, held various roles at British Telecommunications plc, a telecommunications company. From January 2021 to January 2022 and November 2019 to May 2020, Mr. Totton was an independent management consultant. Mr. Totton studied Economics at McMaster University in Hamilton, Ontario, Canada.

Paul Holtz. Mr. Holtz has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 2022. Mr. Holtz’s role at KORE supports the Company’s focus on service delivery and to help optimize financial performance. As Chief Financial Officer, Mr. Holtz is responsible for managing all aspects of the organization’s financial operations. From November 2021 to March 2022 Mr. Holtz served as Interim Chief Financial Officer and, from May 2017 to November 2021, as a Vice President of Corporate Performance, Planning and Analytics. Prior to joining KORE, Mr. Holtz held a number of senior positions, most recently as Head of Finance for the Office of the COO at BlackBerry. Mr. Holtz CPA, CA received his Honours Bachelor’s degree in Business Administration and Accounting from Wilfrid Laurier University. He is also a member of the Chartered Professional Accountants of Canada (CPA Canada).

Jason Dietrich. Mr. Dietrich has served as our Executive Vice President and Chief Revenue Officer since June 2023. Mr. Dietrich brings over 25 years of experience driving high growth software and hardware companies in the manufacturing and IoT space. At KORE, Mr. Dietrich leads the global sales and marketing functions. Prior to KORE, from May 2021 to June 2023, Mr. Dietrich served as the Head of the Commercial Organization at Tulip Interfaces, an operations platform company, where he led all go-to-market and commercial functions including global sales, business development, partnerships, account management, sales operations, customer success, and customer services. From July 2018 to May 2021, Mr. Dietrich served as the Chief Revenue Officer at Stratus Technologies, a provider of computing platforms, software, and services, where he oversaw and directly led Stratus Technologies’ global sales, marketing, and business development efforts. In addition, from October 2015 to July 2018, Mr. Dietrich was the SVP of Global Connected Operations Sales for PTC, a computer software and services company, where he was responsible for driving the adoption of the ThingWorx platform, including Analytics and Augmented Reality into manufacturing companies. A long-time leader in management, he also held several leadership roles in sales, business operations, and go-to-market activities at PTC. Jason holds a B.S. in Chemical Engineering and a Master’s in Business Administration (MBA) from Lehigh University.

Louise Winstone. Ms. Winstone has served as our Executive Vice President and Chief Human Resources Officer since December 2021, where she is responsible for leading the global Human Resources function. Ms. Winstone joined the Company in January 2019. Ms. Winstone brings more than 15 years of international human resources experience to KORE, having most recently served as the Chief Human Resources Officer at PRGX from September 2015 to December 2018, where she oversaw the global HR function in 27 countries. Prior to PRGX, Ms. Winstone was with Barclays Bank in London and has held a number of HR roles within Financial and Professional Services firms in the UK. Ms. Winstone holds a Bachelor’s Degree and Master’s Degree in HR Management from Middlesex University.

Bryan Lubel. Mr. Lubel has served as our Executive Vice President and General Manager, Global Industries since June 2023. Prior to this, Mr. Lubel served as Executive Vice President of Connected Health from January 2021 to June 2023, and Executive Vice President of IoT Managed Services at KORE from November 2019 to December 2020. Prior to joining KORE, Mr. Lubel served as President of Integron Inc., a leading IoT Managed Services provider in the healthcare and life sciences market, from January 2008 to November 2019. Previously, he served as Vice President and General Manager of North American Office Services-Xerox Global Services, the leading provider of enterprise document managed services, from April 2006 to January 2008. Mr. Lubel served as President and Chief Executive Officer of Gyricon, LLC, a technology spinout of Xerox’s famed PARC laboratories (Palo Alto Research Center) where SmartPaperTM was developed, from August 2003 to January 2006. Mr. Lubel has also had leadership roles at Xerox Corp., The Sutherland Group Ltd, Ziff-Davis Education Inc. and Compaq Computer Corp. Mr. Lubel holds a B.S. of Business Administration—Management Information Systems from The State University of New York at Fredonia.

Jack W. Kennedy Jr. Mr. Kennedy has served as our Executive Vice President, Chief Legal Officer and Secretary since December 2021. Mr. Kennedy joined KORE in October 2021. From 2009 to 2013 and from November 2016 to October 2021, Mr. Kennedy was Vice President and Corporate Counsel for PRGX, where he provided legal advice on all aspects of the company’s operations. In 2013, Mr. Kennedy started as Senior Vice President & Chief Legal Officer at Streamline Health Solutions, Inc., a provider of healthcare information technology services, where he later became Senior Vice President, Administration and served until 2016. Mr. Kennedy has also served as in-house counsel for Stiefel Laboratories, Inc., a specialty pharmaceutical company. Prior to his in-house legal career, Mr. Kennedy practiced at the law firms of Troutman Pepper Hamilton Sanders LLP in Atlanta, Georgia and Akin Gump Strauss Hauer & Feld LLP in Houston, Texas. He received a JD from Tulane University and a BA and BS from Mercer University and is admitted to the state bars of Texas and Georgia.

Non-Employee Directors

Cheemin Bo-Linn. Dr. Bo-Linn has served as a member of our Board since 2021. She has operational experience as a Chief Executive Officer, and in multiple Vice President roles at a Fortune 100 company. Her governance expertise includes her previous election as a director of seven public companies, including as Lead Independent Director and Chair of every major committee including Chair of the Audit Committee at three publicly traded companies. From January 2013 through early 2023, Dr. Bo-Linn was the Chairperson and Chief Executive Officer of Peritus Partners Inc., a global analytics and valuation accelerator company, which provides strategy and operations expertise in technology, cybersecurity, financial structures, and digital transformation. From September 2010 to November 2012, Dr. Bo-Linn was Chief Marketing Officer and Chief Revenue Officer at NetLine Corporation, the largest B2B internet digital content syndication network, and mobile applications company. Prior to NetLine Corporation, Dr. Bo-Linn held multiple C-suite and M&A partner roles at various companies, including at IBM as Vice-President growing multi-billion-dollar P&L businesses. Dr. Bo-Linn presently serves as Lead Independent Director at Blackline Safety Corp., an IoT SaaS connected worker technologies and gas detection company, and a member of the Board of Directors at each of Flux Power, an energy commerce electrification company, and Lake Resources, lithium technology company. She is a former member of the Board of Directors of BMCH (now Builders FirstSource), Data IO, a security company, Sphere 3d, an enterprise data services and cryptocurrency mining company, and Violin Memory, a technology company. Dr. Bo-Linn has been recognized with the “Top 50” Directors award from the National Association of Corporate Directors, was inducted into the 2015 “Hall of Fame for Women in Technology”, and recognized as a Financial Times 2021 “Top 100 Diverse Director”. Dr. Bo-Linn holds a Doctorate of Education in “Computer-based Management Information Systems and Organizational Change” from the University of Houston and is a graduate of Stanford University Graduate School of Business Executive Certificate Program. Dr. Bo-Linn’s qualifications to serve as a member of our Board include her extensive knowledge of the IoT industry and experience as audit chair and executive and director of private and public high growth technology and SaaS companies.

Timothy M. Donahue. Mr. Donahue has served as a member of our Board since 2021. Mr. Donahue served as the Chief Executive Officer of Nextel Communications Inc., a nationwide wireless telecommunications company, from 1999 until 2005, when Nextel was merged with Sprint Corporation to form Sprint Nextel Corporation. Thereafter, and until 2006, Mr. Donahue was the Executive Chairman of Sprint Nextel and the Chairman of the Sprint Nextel Corporation. From 1996 until his appointment as Chief Executive Officer, Mr. Donahue served as the President and Chief Operating Officer of Nextel. During his tenure at Nextel, Nextel experienced significant improvements in financial performance, including significant growth in revenue and EBITDA. Over that same period, the market capitalization of the company increased from approximately $16 billion to approximately $40 billion. Mr. Donahue started his telecommunications career with McCaw Cellular in 1986 as president of its paging division. Mr. Donahue is currently a member of the board of directors of Ligado Networks, a wireless network provider, and AURA Network Systems, communications company, and former member of the board of directors of NVR Inc., a home builder company. Mr. Donahue is a former director of ADT Corporation, a home security provider; Covidien plc, amedical devices company; Eastman Kodak Company, an imaging company; Nextel Partners Inc., a telecommunications company; and Tyco International Ltd., a diversified company. Mr. Donahue also served on the board of John Carroll University and is the former chairman of the Cellular Telecommunications & Internet Association. In 2004, Institutional Investor Magazine honored Mr. Donahue as the best chief executive officer in the telecommunications services and wireless sector based on ratings by investors and brokerage firm analysts. Mr. Donahue received his BA in English Literature from

John Carroll University. Mr. Donahue’s qualifications to serve as a member of our Board include his deep IoT industry knowledge and experience in leadership roles at numerous wireless and telecommunications companies.

H. Paulett Eberhart. Ms. Eberhart has served as a member of our Board sine 2022. Ms. Eberhart has served as the Chairman and Chief Executive Officer of HMS Ventures, a privately-held business involved with technology services and the acquisition and management of real estate, since 2014. Previously, she was President and Chief Executive Officer of CDI Corp., a provider of engineering and information technology outsourcing and professional staffing services, from 2011 through 2014; Chairman and Chief Executive Officers of HMS Ventures, a venture capital firm, from 2009 to 2011; and President and Chief Executive Officer from Invensys Process Systems, Inc., a process automation company, from 2007 to 2009. Ms. Eberhart had an extensive career at Electronic Data Systems (EDS) serving in various executive, financial, and operational roles. Ms. Eberhart is a Certified Public Accountant and is also a director of LPL Financial Holdings Inc., Valero Energy Corporation and Fluor Corporation. She is a former director of Anadarko Petroleum Corporation, serving as lead director, Advanced Micro Devices (AMD) and Cameron International Corporation. Ms. Eberhart’s qualifications to serve as a member of our Board include her significant experience as an executive and director of technology companies.

Andrew Frey. Mr. Frey has served as a member of our Board since November 2023. Mr. Frey is a partner at Searchlight Capital Partners, a global private equity firm. Prior to joining Searchlight Capital Partners in 2011, Mr. Frey was a managing principal at Quadrangle Group, where he primarily focused on telecommunications and technology investments. Mr. Frey serves on the board of directors of each of Mitel Networks Corporation, Consolidated Communications Holdings, Inc., and Ziply Fiber, LLC. Mr. Frey received a B.S. in finance and B.A.S. in systems engineering from the University of Pennsylvania. Mr. Frey’s qualifications to serve as a member of our Board include his significant experience as a director of technology companies.

David Fuller. Mr. Fuller has served as a member of our Board since November 2023. Mr. Fuller is currently an Operating Partner at Searchlight Capital Partners and previously served as a Senior Advisor to the Technology, Media and Telecom practice at Boston Consulting Group, a global management consulting firm. From March 2021 to January 2022, Mr. Fuller was the President of Rogers Wireless at Rogers Communications Inc., a Canadian communications and media company. Previous to this, from 2014 to January 2019, Mr. Fuller was Executive Vice President of TELUS Corporation (“TELUS”), a Canadian telecommunications company, where he held the role of President, TELUS Consumer and Small Business Solutions. He also served as the Chief Marketing Officer of TELUS from 2009 to 2014 and the Senior Vice President, Business Solutions Marketing from 2004 to 2009. Prior to joining TELUS, Mr. Fuller spent almost 15 years in the management consulting industry with a number of firms, culminating in the country managing partner role at KPMG Consulting. Mr. Fuller is a corporate director of Great-West Lifeco and Canada Life. He also serves on the boards of directors of Consolidated Communications Holdings, Ziply Fiber LLC and Mitel Networks Corporation. Mr. Fuller is a professional engineer and holds an MBA from the Schulich School of Business at York University and a Bachelor of Applied Science in Engineering from Queen’s University. Mr. Fuller’s qualifications to serve as a member of our Board include his significant experience as a director of technology companies.

James Geisler. Mr. Geisler has served as a member of our Board since 2022. Mr. Geisler has been an independent consultant since May 2021. From 2014 through May 2021, Mr. Geisler was a Senior Operating Partner of Cerberus Operations & Advisory Company, a management and advisory company (“COAC”), where he led due diligence matters and operational initiatives. Mr. Geisler is Chairman of National Dentex Labs and Audit Committee Chairman of SubCom. Mr. Geisler has previously been a member of the board of directors of DynCorp International, PaxVax, Keane Group and Your Community Bank. Prior to joining COAC, Mr. Geisler was co-Chief Financial Officer for United Technologies Corporation, a technology company (“UTC”), from 2004 to 2008 and responsible for UTC’s acquisition strategy and activity. Mr. Geisler graduated summa cum laude from the University of Kentucky with a B.B.A. in finance and earned an MBA at the University of Virginia’s Darden Graduate School of Business Administration. Mr. Geisler’s qualifications to serve as a member of the Board include his long-term previous experience as a public company director.

Michael K. Palmer. Mr. Palmer has served as a member of our Board since 2021. Mr. Palmer has served as a Managing Director at Cerberus within Cerberus’ private equity platform, which invests in global companies across various industries and geographies. In this role, Mr. Palmer helps support Cerberus’ private equity investments in healthcare, telecommunications and technology companies. Mr. Palmer has assisted in the identification of opportunities to collaborate with innovative managers and invest in sectors undergoing transformation. Mr. Palmer has also contributed to the development of Cerberus’ investing practice in emerging markets and he currently serves on Cerberus’ Emerging Markets Investment Committee. Mr. Palmer is also on the board of directors of Stratolaunch, an American aerospace company that develops and operates technologies to fulfill national priorities; and AURA Network Systems, a company focused on developing a dedicated nationwide air-to-ground wireless communications network. Mr. Palmer previously served on the board of directors of Steward Health Care, an accountable care organization, Covis Pharma, a specialty pharmaceuticals company, PaxVax Global, a global specialty vaccines business, and Print Media Holdings, a division of YP Holdings, which was an advertising solutions platform that Cerberus carved out of AT&T. Mr. Palmer is a graduate of Duke University. Mr. Palmer’s qualifications to serve as a member of our Board include his significant management experience developed over his career with Cerberus and prior service on the boards of various companies.

Corporate Governance

General

Our Board has adopted Corporate Governance Guidelines, a Code of Ethics, and a charter for our Audit Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. Our Code of Ethics applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

You can access our Audit Committee charter, our Nominating and Corporate Governance Committee Charter, our Compensation Committee Charter, our Corporate Governance Guidelines, and our Code of Ethics on our website at https://ir.korewireless.com/corporate-governance/governance-documents, or by writing to our Secretary at our offices at 3 Ravinia Drive NE, Suite 500, Atlanta, Georgia 30346. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website rather than by filing a Current Report on Form 8-K.

Board Composition

Our Board currently consists of nine (9) members: Timothy Donahue, Cheemin Bo-Linn, Michael K. Palmer, Robert MacInnis, Andrew Frey, David Fuller, James Geisler, H. Paulett Eberhart, and Jay M. Grossman. Subject to obtaining any required stockholder votes or consents under the Amended and Restated Investor Rights Agreement, our directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of our voting stock entitled to vote at an election of directors.

Notwithstanding the foregoing, the ABRY Entities, Searchlight, or CTAC, as applicable, shall have the exclusive right to (i) remove their respective nominees from the Board and (ii) fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and the Company shall (in each case) take all necessary action to remove or nominate or cause the Board to appoint, as applicable, replacement directors designated by the applicable party to fill any such vacancies above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee).

Amended and Restated Investor Rights Agreement

On November 15, 2023, the Company entered into the Amended and Restated Investor Rights Agreement, pursuant to which the Company agreed to take all necessary actions to cause the Board to be comprised of up to ten (10) directors, including: (i) up to two (2) individuals designated by the ABRY Entities; (ii) up to two (2) individuals designated by CTAC; (iii) up to two (2) individuals designated by Searchlight; (iv) the Chief Executive Officer; and (v) up to three (3) independent directors recommended by the Company’s Nominating and Corporate Governance Committee.

Pursuant to the Amended and Restated Investor Rights Agreement, the directors are divided into three (3) classes of directors, with each class serving for staggered three (3)-year terms. Subject in each case to the terms and conditions of the Amended and Restated Investor Rights Agreement, (i) the Class I directors shall include two (2) independent directors nominated by the Nominating and Corporate Governance Committee, one (1) director designated by Searchlight, and one (1) director designated by CTAC; (ii) the Class II directors shall include one (1) independent director nominated by the Nominating and Corporate Governance Committee, one (1) director designated by Searchlight, and one (1) director designated by CTAC; and (iii) the Class III directors shall include the Chief Executive Officer, and two (2) directors designated by the ABRY Entities. The chairperson of the Board is selected by a majority of the Board. As a result of the Amended and Restated Investor Rights Agreement, and the aggregate voting power of the parties to the agreement, the parties to the agreement acting in conjunction control the election of directors of KORE.

Our Board is divided among the three classes as follows:

•the Class I directors are Timothy Donahue, Cheemin Bo-Linn, Andrew Frey and James Geisler, and their terms will expire at the Annual Meeting of Stockholders to be held in 2025;

•the Class II directors are David Fuller, Michael K. Palmer and H. Paulett Eberhart, and their terms expire at the Annual Meeting of Stockholders to be held in 2026; and

•the Class III directors are Jay M. Grossman and Robert MacInnis, and their terms will expire at the Annual Meeting.

Director Independence

The Board assesses the independence of each director annually, and of each director nominee, in accordance with the Company’s Corporate Governance Guidelines and the NYSE listing standards. The independence guidelines in the Corporate Governance Guidelines are consistent with the independence requirements in the NYSE listing standards and include guidelines as to categories of relationships that are considered not material for purposes of director independence.

A majority of the members of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee must be independent under NYSE listing standards and the Company’s Corporate Governance Guidelines. Pursuant to the charters of the Audit

Committee and the Compensation Committee, respectively, members of these committees also must satisfy separate independence standards based on requirements of the SEC and NYSE, respectively.

The Board has determined that all of our directors are independent. Each member, including the chair, of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee qualifies as independent. In making its determinations as to the independence of the directors, the Board reviewed relationships between the Company and each of them, including ordinary course commercial relationships in the last three years. The Board has determined the following directors to be independent: Timothy M. Donahue, Cheemin Bo-Linn, Andrew Frey, David Fuller, Jay M. Grossman, Robert P. MacInnis, Michael K. Palmer, H. Paulett Eberhart and James Geisler.

Compensation Committee Interlocks and Insider Participation

During 2023, Mr. Donahue, Dr. Bo-Linn, Mr. Frey, Mr. MacInnis and Mr. Palmer served on the Compensation Committee. None of the current or past members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) or director of any entity that has one or more executive officers serving on our Compensation Committee or the Board. There were no compensation committee interlocks or insider participation in compensation decisions that are required to be disclosed in this proxy statement. None of the members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.

Director Candidates

Subject to the terms of the Amended and Restated Investor Rights Agreement, the Nominating and Corporate Governance Committee of the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. The Board currently does not have a policy with regard to the consideration of any director candidates recommended by stockholders, other than pursuant to the Amended and Restated Investor Rights Agreement, but may implement such a policy in the future. The Board believes it is appropriate not to have such a policy in place at this time, in light of the Board designation rights provided to the parties to the Amended and Restated Investor Rights Agreement.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Board, in approving (and, in the case of vacancies, appointing) candidates for election, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Board may also consider the following criteria as well as any other factor that they may deem to be relevant: experience and expertise in the IoT, SaaS, analytics and technology-enabled services industries; experience and expertise in global telecommunications carrier, mobile network operator and satellite connectivity industries, experience and expertise in the Company’s key vertical sales areas (i.e., connected health, fleet, asset, industrial IoT and communications service providers); and public company board experience, with an emphasis on governance expertise. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The Board is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new Board candidates are chosen. Each individual will be evaluated in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business.

Communications from Stockholders and Interested Parties

The Board will give appropriate attention to written communications that are submitted by stockholders and interested parties, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and interested parties and for providing copies or summaries to the Board as a whole, independent directors or individual directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders and interested parties who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, KORE Group Holdings, Inc., 3 Ravinia Drive NE, Suite 500, Atlanta, Georgia 30346.

Board Leadership Structure and Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management intends to review these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its Audit Committee, which oversees risks inherent in its area of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, such as risks relating to the COVID-19 pandemic, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

The roles of Chairman of the Board and Chief Executive Officer are currently separate. Currently, Mr. Donahue serves as the Company’s non-executive Chairman of the Board and Mr. Totton serves as the Company’s Interim President and Chief Executive Officer. The Board believes that this is currently the most effective leadership structure for the Company, striking an appropriate balance between strong and consistent leadership and independent and effective oversight of the Company’s business and affairs.

Having Mr. Donahue, an independent director, serve as Chairman of the Board helps to promote the independent and effective oversight of the Board and management and to facilitate free and open discussion and communication among the independent directors. The Chairman of the Board presides at all executive sessions of the Board at which only independent directors are present. These executive sessions are held to discuss various issues and matters of concern to the Board, including the effectiveness of management, the Company’s performance and the Company’s strategic plans. The executive sessions are generally held in conjunction with regularly scheduled meetings of the Board, but may be called at any time by our Chairman of the Board or any of our other independent directors. Our Chairman of the Board typically sets the agenda for these executive sessions with input from the other independent directors and discusses issues that arise from those sessions with our Chief Executive Officer or other members of management, as appropriate.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

Attendance by Members of the Board at Meetings

Under our Corporate Governance Guidelines, which is available on our website at https://ir.korewireless.com/corporate-governance/governance-documents, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to: (i) become and remain informed about KORE, its business and its industry; (ii) attend all meetings of the Board and of Board committees on which they serve, having read and considered any materials distributed in advance of the meeting; and (iii) participate constructively in Board and committee meetings, drawing upon their individual experience, knowledge and background, as appropriate, to provide perspectives and insights. In 2023, our Board met 14 times and each director attended at least 75 percent of the total number of meetings of the Board and the committees on which he or she served during his or her tenure as a Board or committee member.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we generally refer to as insiders, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s common stock, par value $0.0001 per share (the “common stock”), and other equity securities of the Company. Based upon a review of reports filed with the SEC, we believe that during the 2023 fiscal year our insiders complied with all applicable filing requirements, except that Romil Bahl made a single late filing reporting one transaction and Twilio Inc. filed a single late filing reporting its initial beneficial ownership on Form 3.

COMMITTEES OF THE BOARD

Our Board has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which operates under a written charter that has been approved by our Board.

Audit Committee

Our Audit Committee’s responsibilities include:

•to review, oversee, and discuss with the independent registered public accounting firm their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

•discussing with our independent registered public accounting firm their independence from management;

•to elect, retain, compensate, oversee, and, if necessary, terminate, any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company;

•to review and discuss the annual audited financial statements and quarterly financial statements, the form of audit opinion to be issued by the auditors, and the Company’s disclosures;

•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee charter is available on our website at https://ir.korewireless.com/corporate-governance/governance-documents. The members of the Audit Committee are Cheemin Bo-Linn, H. Paulett Eberhart, and James Geisler. Cheemin Bo-Linn serves as the Chair of the committee. Our Board has affirmatively determined that each of Dr. Bo-Linn, Ms. Eberhart and Mr. Geisler are independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board has determined that Dr. Bo-Linn qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar NYSE rules requirement that the Audit Committee have a financially sophisticated member.

The Audit Committee met 22 times in 2023.

Compensation Committee

Our Compensation Committee’s responsibilities include:

•to review at least annually the goals and objectives of the Company’s executive compensation plans, and modify these goals and objectives if the Committee deems it appropriate;

•to evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Corporation’s executive compensation plans;

•to evaluate at least annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company’s executive compensation plan;

•to review and recommend to the Board the adoption of or changes to the compensation of the Corporation’s independent directors; and

•to review and approve all perquisites, special cash payments and other special compensation and benefit arrangements or other personal benefits to the Company’s executive officers and directors and recommend any changes to the Board with respect to directors.

The Compensation Committee charter is available on our website at https://ir.korewireless.com/corporate-governance/governance-documents. The members of the Compensation Committee are Timothy M. Donahue, Cheemin Bo-Linn, Andrew Frey, Robert P. MacInnis and Michael K. Palmer and Mr. Donahue serves as the Chair of the committee.

The Compensation Committee met four times in 2023.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•identifying individuals qualified to become members of the Board and ensure that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds;

•developing and recommending to the Board for approval standards for determining whether a director is independent;

•developing the criteria to be used by the Committee in recommending directors to the Board;

•overseeing the periodic self-evaluations of the Board and its committees;

•overseeing engagement with stockholders and proxy advisory firms; and

•reviewing and discussing with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Board committees, director independence and the director nominations process, and to recommend that this disclosure be included in the Company’s proxy statement or Annual report on Form 10-K.

The Nominating and Corporate Governance Committee charter is available on our website at https://ir.korewireless.com/corporate-governance/governance-documents. The members of the Nominating and Corporate Governance Committee are Robert P. MacInnis, H. Paulett Eberhart, and David Fuller. Mr. MacInnis serves as the Chair of the committee.

The Nominating and Corporate Governance Committee met two times in 2023.

EXECUTIVE AND DIRECTOR COMPENSATION

We are currently considered an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures.

This section discusses the material components of the executive compensation program for our “named executive officers”. For the fiscal year ended December 31, 2023, our named executive officers and their positions with us were as follows:

•Romil Bahl, Former President and Chief Executive Officer;
•Bryan Lubel, Executive Vice President and General Manager, Global Industries;
•Jason Dietrich, Executive Vice President and Chief Revenue Officer; and
•Tushar Sachdev, Former Executive Vice President and Chief Technology Officer.

2023 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2023 and December 31, 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Romil Bahl (5)	2023	$750,000	$—	$3,040,507	$—	$26,377	$3,816,884
Former President and Chief Executive Officer	2022	$750,000	$562,600	$14,344,674	$—	$16,366	$15,673,640

Bryan Lubel	2023	$400,000	$—	$378,066	$—	$16,875	$794,941
Executive Vice President and General Manager, Global Industries	2022	$330,000	$247,500	$1,963,372	$—	$17,450	$2,558,322

Jason Dietrich (6)	2023	$223,077	$300,000	$736,481	$—	$9,189	$1,268,747
Executive Vice President and Chief Revenue Officer

Tushar Sachdev (7)	2023	$300,000	$—	$378,066	$—	$12,243	$690,309
Former Executive Vice President and Chief Technology Officer	2022	$300,000	$225,000	$1,963,372	$—	$7,082	$2,495,454

(1) This 2023 Summary Compensation Table corrects an immaterial error in the 2023 Summary Compensation Table included in
Item 11 of Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2) The amount reported in this column represents a discretionary cash bonus awarded to Mr. Dietrich during fiscal year 2023, as further described in the section below titled “Narrative to 2023 Summary Compensation Table — Annual Cash Bonuses.”

(3) The amounts reported in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the stock awards that were granted to each of our named executive officers under the Incentive Plan (as defined below) in fiscal year 2023. The amounts reported in this column in respect of the performance stock awards granted in fiscal year 2023 reflect the Company’s determination of the probable outcome of the performance-vesting conditions. Assuming maximum performance for the stock awards that are subject to performance conditions, the grant date fair value included in this column would increase for Messrs. Bahl, Lubel, Dietrich, and Sachdev by approximately $3,752,156, $467,023, $812,295, and $467,023, respectively. Please see the section below titled “Narrative to 2023 Summary Compensation Table – Long-Term Equity Compensation” and the “Outstanding Equity Awards at 2023 Fiscal Year-End” table below for further details on these grants.

(4) The amounts reported in this column represent, for fiscal year 2023, the following: (a) the aggregate matching contributions to the KORE 401(k) Retirement Savings Plan made by the Company that vested in fiscal year 2023 for Mr. Bahl ($9,900) and Mr. Lubel ($8,921); (b) health insurance and other welfare benefit premiums paid by the Company in fiscal year 2023 on behalf of Mr. Bahl ($16,477), Mr. Dietrich ($9,189), and Mr. Sachdev ($12,243); (c) the contribution made by the Company in fiscal year 2023 to the health savings account for Mr. Lubel ($7,954).

(5) On April 29, 2024, the Company announced that the Board and Mr. Bahl had mutually agreed that Mr. Bahl would step down as President and Chief Executive Officer and a member of the Board, effective as of May 3, 2024.

(6) Mr. Dietrich’s employment with the Company commenced on June 12, 2023.

(7) On April 5, 2024, Mr. Sachdev notified the Company of his resignation, effective April 30, 2024, to pursue another opportunity.

Narrative to 2023 Summary Compensation Table

Base Salaries

In fiscal year 2023, the named executive officers received an annual base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The annual base salaries for Messrs. Bahl, Lubel, Dietrich, and Sachdev for fiscal year 2023 were $750,000, $400,000, $400,000 and $300,000, respectively, and the actual base salaries earned by our named executive officers for fiscal year 2023 are set forth above in the “2023 Summary Compensation Table.”

Annual Cash Bonuses

We incentivize our named executive officers with performance-based annual cash bonuses that are intended to reward the achievement of corporate performance objectives, which for fiscal year 2023 included Company revenue and Adjusted EBITDA objectives established by our Compensation Committee in February 2023. The target percentage amounts for the annual cash bonuses for each of our named executive officers are set forth in the applicable executive’s employment agreement. Messrs. Bahl, Lubel and Sachdev were each eligible to receive annual target cash bonuses of up to 75% of their 2023 base salaries. Based on the Company’s fiscal year 2023 performance, the corporate performance objectives described above were not achieved, and therefore our named executive officers did not receive a performance-based annual cash bonus in respect of fiscal year 2023. Mr. Dietrich received a guaranteed bonus of $300,000 for 2023.

Long-Term Equity Compensation

Equity Incentive Plan

Our Board adopted, and our stockholders approved, the KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan, as it may be amended from time to time (the “Incentive Plan”), in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers), consultants and other service providers of the Company and certain of our affiliates, and to enable us to obtain and retain services of these individuals, which is essential to our long-term success.

Equity Grants in 2023

Each of Messrs. Bahl, Lubel and Sachdev received a grant of restricted stock units (“February 2023 RSUs”) on February 9, 2023 under the Incentive Plan that vest as follows (i) 50% of the February 2023 RSUs are subject to time-based vesting, and vest as to one-third on each of the first three anniversaries of the applicable grant date, subject to continuous employment or service through each such vesting date, and (ii) 50% of the February 2023 RSUs are subject to performance-based vesting and 50% vests based on Company revenue and 50% vests based on Company EBITDA, each as measured during the three-year performance period commencing on January 1, 2023, subject to continued employment or service through the date the Board or Compensation Committee certifies the performance achievement.

On June 9, 2023 (the “RSU Amendment Date”), the Company and Mr. Bahl entered into an amendment to the RSU Award Agreements (as defined below), effective as of the RSU Amendment Date (the “Amendment”). The Company and Mr. Bahl previously entered into the following equity award agreements (collectively, the “RSU Award Agreements”): (i) that certain Restricted Stock Unit Award Agreement, dated as of January 4, 2022, pursuant to which Mr. Bahl was granted 171,761 RSUs (the “Stock Price RSU Award Agreement”); (ii) that certain Restricted Stock Unit Award Agreement, dated as of January 4, 2022, pursuant to which Mr. Bahl was granted 400,000 RSUs (the “2021 Annual Grant RSU Award Agreement”); (iii) that certain Restricted Stock Unit Award Agreement, dated as of January 4, 2022, pursuant to which Mr. Bahl was granted 400,000 RSUs (the “2022 Annual Grant RSU Award Agreement”); and (iv) that certain Restricted Stock Unit Award Agreement, dated as of June 30, 2022, pursuant to which Mr. Bahl was granted 216,667 RSUs (the “Company Revenue RSU Award Agreement”), in each case, pursuant to the Incentive Plan.

The Amendment provides for the following amendments to the RSU Award Agreements:

•The Stock Price RSU Award Agreement was amended to provide that the RSUs granted under such agreement fully vested on the RSU Amendment Date.

•The 2021 Annual Grant RSU Award Agreement was amended to provide that the 200,000 Performance-Based RSUs (as defined therein) granted under such agreement will vest 50% on March 31, 2024 and 50% on March 31, 2025, in each case, subject to Mr. Bahl’s continued employment or service through each such date; provided, that on each such vesting date, Mr. Bahl may be eligible to earn up to an additional 50,000 Performance-Based RSUs based upon the achievement of specified performance goals measured during the three-year performance period that ends on December 31, 2023, with achievement to be determined by the Board.

•The 2022 Annual Grant RSU Award Agreement was amended to provide that the 200,000 Performance-Based RSUs (as defined therein) granted under such agreement will fully vest on March 31, 2025, subject to Mr. Bahl’s continued employment or service through such date; provided, that on such vesting date, Mr. Bahl may be eligible to earn up to an additional 100,000 Performance-Based RSUs based upon the achievement of specified performance goals measured during the three-year performance period that ends on December 31, 2024, with achievement to be determined by the Board.

•The Company Revenue RSU Award Agreement was amended to provide that the RSUs granted under such agreement will fully vest on March 31, 2025, subject to Mr. Bahl’s continued employment or service through such date.

On June 12, 2023, Mr. Dietrich received, as a material inducement to his joining the Company as Executive Vice President and Chief Revenue Officer, (i) an award of restricted stock units in respect of 325,732 shares of common stock, which will vest 50% on the second anniversary of the grant date and 25% on each of third and fourth anniversaries of the grant date and (ii) an award of 228,013 restricted stock units covering an aggregate of up to 285,016 shares of common stock, one-half of which vest in three equal installments on the following three anniversaries of the grant date, and one-half of which are performance-based and which will be earned or forfeited based upon the Company’s performance relative to adjusted EBITDA and revenue performance goals for the period of fiscal years 2023 through 2025 (collectively, the “June 2023 RSUs”). The June 2023 RSUs were all granted outside of the Incentive Plan, but generally have terms and conditions consistent with those set forth in the Incentive Plan.

Other Elements of Compensation

Retirement Plans

In fiscal year 2023, the named executive officers participated in a 401(k) retirement savings plan maintained by KORE. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In fiscal year 2023, contributions made by participants in the Company’s 401(k) plan were matched up to a specified percentage of the employee contributions on behalf of the named executive officers. These matching contributions are generally unvested as of the date on which the contribution is made, and vest 25% over a four-year period, subject to continued service. Our named executive officers will continue to participate in the Company’s 401(k) plan on the same terms as other full-time employees.

Employee Benefits and Perquisites

Health/Welfare Plans

In fiscal year 2023, the named executive officers participated in health and welfare plans maintained by KORE, including:

•medical, dental and vision benefits for which the Company pays the full amount of the premiums on behalf of our named executive officers;

•medical and dependent care flexible spending accounts;

•short-term and long-term disability insurance and accidental death and dismemberment insurance;

•life insurance; and

•vacation and paid holidays.

No Tax Gross-Ups

In fiscal year 2023, KORE did not make gross-up payments to cover the named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by KORE.

Employment Agreements with Named Executive Officers

Bryan Lubel and Jason Dietrich Employment Agreements

On November 22, 2019, Mr. Lubel entered into an employment agreement with KORE Wireless to serve as Executive Vice President, Healthcare IoT Solutions & Managed Services, which was subsequently amended and restated on March 15, 2022.

On June 12, 2023, Mr. Dietrich entered into an employment agreement with KORE Wireless to serve as Executive Vice President and Chief Revenue Officer.

Each of Messrs. Lubel’s and Dietrich’s employment agreements provide for an initial five-year term subject to automatic one-year renewal terms thereafter, unless either the Company or the applicable executive provides 30 days’ advance written notice of its or his intent not to renew the term.

Pursuant to their respective employment agreement, each executive is entitled to the following salaries: for Mr. Lubel, $400,000 and for Mr. Dietrich, $400,000. Each executive’s salary will be reviewed annually by our Board solely for upward adjustment at the Board’s discretion. Each of Messrs. Lubel’s and Dietrich’s employment agreements also provide that each such executive is eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary.

Pursuant to the terms of their respective employment agreement, each of Messrs. Lubel and Dietrich are entitled to receive severance payments and benefits in certain limited circumstances. Such severance payments and benefits are described in more detail below in the section titled “Potential Payments Upon Termination or Change in Control”.

Employment Agreements with Former Named Executive Officers

Romil Bahl Employment Agreement

On September 22, 2017, Mr. Bahl entered into an employment agreement with KORE Wireless to serve as Chief Executive Officer, which was subsequently amended and restated on November 17, 2021. Mr. Bahl’s employment agreement provided for an initial five-year term subject to automatic one-year renewal terms thereafter, unless either the Company or Mr. Bahl provided 30 days’ advance written notice of its or his intent not to renew the term.

Pursuant to his employment agreement, Mr. Bahl was entitled to an annual base salary of $750,000, which was reviewed annually by our Board solely for upward adjustment at the Board’s discretion. The employment agreement also provided that Mr. Bahl was eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary.

Pursuant to the terms of his employment agreement, Mr. Bahl was entitled to receive severance payments and benefits in certain limited circumstances. Such severance payments and benefits are described in more detail below in the section titled “Potential Payments Upon Termination or Change in Control”.

On April 29, 2024, the Company announced that the Board and Mr. Bahl had mutually agreed that Mr. Bahl would step down as President and Chief Executive Officer and a member of the Board, effective as of May 3, 2024. In connection with the separation of Mr. Bahl’s employment with the Company, the Company expects to enter into a General Release with Mr. Bahl that will provide Mr. Bahl with benefits consistent with the terms of Mr. Bahl’s amended and restated employment agreement with the Company.

Tushar Sachdev Employment Agreement

On February 19, 2018, Mr. Sachdev entered into an employment agreement with KORE Wireless to serve as Executive Vice President and Chief Technology Officer, which was subsequently amended and restated on March 15, 2022.
Mr. Sachdev’s employment agreement provided for an initial five-year term subject to automatic one-year renewal terms thereafter, unless either the Company or Mr. Sachdev provided 30 days’ advance written notice of its or his intent not to renew the term.

Pursuant to his employment agreement, Mr. Sachdev was entitled to an annual base salary of $300,000, which was reviewed annually by our Board solely for upward adjustment at the Board’s discretion. Mr. Sachdev’s employment agreement also provided that he was eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary.

Pursuant to the terms of his employment agreement, Mr. Sachdev was entitled to receive severance payments and benefits in certain limited circumstances. Such severance payments and benefits are described in more detail below in the section titled “Potential Payments Upon Termination or Change in Control”.

On April 5, 2024, Mr. Sachdev notified the Company of his resignation, effective April 30, 2024, to pursue another opportunity.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by our named executive officers as of December 31, 2023.

	Stock awards
Name	Grant date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)	Equity incentive plan awards: market value of unearned shares, units, or other rights that have not vested ($)(1)
Romil Bahl	1/4/2022	600,000 (2)	$588,000	—	$—
	1/4/2022	134,000 (3)	$131,320	—	$—
	1/4/2022	—	$—	200,000 (4)	$196,000
	1/4/2022	134,000 (5)	$131,320	—	$—
	1/4/2022	—	$—	200,000 (6)	$196,000
	6/30/2022	216,667 (8)	$212,333	—	$—
	6/30/2022	—	$—	216,667 (9)	$212,333
	6/30/2022	216,667 (10)	$212,333	—	$—
	2/9/2023	889,561	$871,769	0	$—
	3/7/2023	—	$—	889,561	$871,770
	11/15/2023	—	$—	200,000 (7)	$196,000
Bryan Lubel	1/4/2022	105,634	$103,521	—	$—
	1/4/2022	23,591	$23,120	—	$—
	1/4/2022	—	$—	35,211 (4)	$34,507
	1/4/2022	23,591	$23,120	—	$—
	1/4/2022	—	$—	35,211 (6)	$34,507
	2/09/2023	111,196	$108,972	—	$—
	3/07/2023	—	$—	111,196	$108,972
Jason Dietrich	6/12/2023	114,007	$111,726	—	$—
	6/12/2023	325,732	$319,217	—	$—
	6/12/2023	—	$—	114,007	$111,726
Tushar Sachdev	1/4/2022	105,634 (2)	$103,521	—	$—
	1/4/2022	23,591 (3)	$23,120	—	$—
	1/4/2022	—	$—	35,211 (4)	$34,507
	1/4/2022	23,591 (5)	$23,120	—	$—
	1/4/2022	—	$—	35,211 (6)	$34,507
	2/09/2023	111,196	$108,972	—	$—
	3/07/2023	—	$—	111,196	$108,972

(1) Calculated based on the closing price for our common stock on December 29, 2023, which was $0.98.
(2) Represents the RSUs granted in respect of the consummation of the business combination that resulted in the Company’s listing on the NYSE (“Closing”) granted to Messrs. Bahl, Lubel, and Sachdev, each of which vests as follows: (i) 25% vests on the second anniversary of September 30, 2021, (ii) 25% vests on the third anniversary of September 30, 2021, and (iii) 50% vests on the fourth anniversary of September 30, 2021, in each case, subject to continued employment or service through each such vesting date.
(3) Represents 50% of the Tranche I RSUs granted to our named executive officers, each of which vests as to one-third on each of the first three anniversaries of the grant date, subject to continued employment or service through each such vesting date.
(4) Represents 50% of the Tranche I RSUs granted to our named executive officers, each of which (i) time-vests 50% at the end of the first calendar quarter of 2024 and 50% at the end of the first calendar quarter of 2025, subject to continued employment or service through each such time-vesting date, and (ii) performance-vests 50% based on Company revenue and 50% based on Adjusted EBITDA, each as measured during the three-year performance period commencing on January 1, 2021, subject to continued employment or service through the date the Board certifies the performance achievement. The values of these awards reported in this table are based on achieving target performance goals.

(5) Represents 50% of the Tranche II RSUs granted to our named executive officers, each of which vests as to one-third on each of the first three anniversaries of the grant date, subject to continued employment or service through each such vesting date.
(6) Represents 50% of the Tranche II RSUs granted to our named executive officers, each of which vests based on Adjusted EBITDA, each as measured during the three-year performance period commencing on January 1, 2022, subject to continued employment or service through the date the Board certifies the performance achievement. The values of these awards reported in this table are based on achieving target performance goals.
(7) Represents the Stock Price RSUs granted to Mr. Bahl, which vests based on the attainment of a specified closing price of our common stock determined on a per share basis over any 20-trading days within any 30 consecutive trading day period. Upon our common stock attaining a closing price equal to or greater than $5 per share for at least 20 days out of any consecutive 30-day period ending on or prior to June 30, 2026, 200,000 RSUs will vest, subject to Mr. Bahl’s continued employment or service through such vesting date.
(8) Represents a grant of RSUs to Mr. Bahl which vests 100% on June 30, 2025, subject to Mr. Bahl’s continued employment or service through such vesting date.
(9) Represents a grant of RSUs to Mr. Bahl which vests 100%, if at all, on the earlier of (i) the date our Compensation Committee certifies that the Company’s revenue for fiscal year 2023 was equal to at least $315 million and (ii) the date our Compensation Committee certifies that the Company’s revenue for fiscal year 2024 was equal to at least 115% of the Company’s revenue for fiscal year 2023 and the Company’s revenue for fiscal year 2023 was equal to at least $300 million, subject to Mr. Bahl’s continued employment or service through the applicable vesting date.
(10) Represents a grant of RSUs to Mr. Bahl which vests 100%, if at all, on the date our Compensation Committee certifies that the Company’s revenue for fiscal year 2024 was equal to at least 115% of Company revenue for fiscal year 2023, subject to Mr. Bahl’s continued employment or service through such vesting date.

Equity Compensation Plan Information

We maintain the Incentive Plan, pursuant to which we may grant awards of (i) incentive and non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance awards, or (vi) other stock-based awards.

The following table provides certain information about the Company’s equity compensation plans as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(1)
Equity compensation plans previously approved by security holders	—	$—	7,297,077
Equity compensation plans not approved by security holders	—	$—	—
Total	—	$—	7,297,077

(1) Represents 7,297,077 shares available for future issuance under the Incentive Plan.

Potential Payments Upon Termination or Change in Control

Mr. Bahl is entitled to receive severance payments and benefits upon a qualifying termination of his employment by the Company “without cause” (as defined in the employment agreement and which includes a termination due to non-extension of the employment term by the Company) or by Mr. Bahl for “good reason” (as defined in the employment agreement) consisting of the following, in addition to accrued benefits:

•any annual bonus earned but unpaid with respect to the Company’s fiscal year ending on or preceding the date of termination;

•payment of base salary in effect immediately preceding the date of termination (or, if greater, Mr. Bahl’s base salary in effect immediately preceding a material reduction in Mr. Bahl’s then current base salary, for which Mr. Bahl has terminated his employment for good reason) equal to the greater of (i) 18 months or (ii) the sum of four weeks for each full year of continuous service with the Company, payable in accordance with the established payroll practices of the Company;

•a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year;

•continuation of any health care (medical, dental and vision) plan coverage provided to Mr. Bahl and his dependents during the severance period (or cash payments in lieu of such benefits if such continuation is not feasible under the terms of the plan or program pursuant to which coverage is provided or the Company reasonably determines that such continuation would adversely affect the tax status of such plan or program); provided that such continued coverage will terminate in the event Mr. Bahl becomes eligible for coverage under another employer’s plans;

•(i) all unvested equity or equity-based awards in the Company or its affiliates that vest solely based on passage of time will automatically vest, (ii) all unvested equity or equity-based awards in the Company or its affiliates that vest based on achievement of Adjusted EBITDA and/or revenue criteria will remain outstanding and eligible to vest based on the Company’s achievement of such performance criteria as if Mr. Bahl’s employment had not terminated and (iii) if not already vested as of the date of termination, the awards of 26,538 restricted stock units and 23,000 restricted stock units that vest upon the Company’s common stock attaining a closing price, on a per share basis, equal to or greater than $13 per share and $15 per share, respectively, and in each case, over any 20-trading days within any 30 consecutive training day period, will remain outstanding and vest upon the Company attaining such closing prices, as if Mr. Bahl’s employment had not terminated; and

•payment of one year of outplacement services from an outplacement service provider of Mr. Bahl’s choice, limited to $20,000 in total.

In the event such qualifying termination occurs within the 24 months preceding a “change in control” (as defined in the employment agreement), Mr. Bahl is entitled to the severance payments and benefits described above, except that the severance period will be extended to the greater of (i) 24 months and (ii) the sum of four weeks for each full year of continuous service with the Company.

If Mr. Bahl’s employment terminates by reason of his death or “disability” (as defined in the employment agreement), in addition to any accrued benefits, Mr. Bahl is entitled to receive payment of any prior year annual bonus, the prorated annual bonus described above, and the equity vesting treatment described above, as well as any benefits to which he is entitled by law (at Mr. Bahl’s sole expense) pursuant to COBRA.

Any severance benefits or payments payable to Mr. Bahl pursuant to his employment agreement are subject to his execution of a release of claims and continued compliance with the applicable restrictive covenants. Pursuant to his employment agreement, while employed by the Company (or any subsidiary or affiliate of the Company) and during the 24-month period following termination, Mr. Bahl is subject to non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality.

In connection with the separation of Mr. Bahl’s employment with the Company, the Company expects to enter into a General Release with Mr. Bahl that will provide Mr. Bahl with benefits consistent with the terms of Mr. Bahl’s amended and restated employment agreement with the Company, dated November 17, 2021. The material terms of any such General Release entered into between the Company and Mr. Bahl will be disclosed in an applicable subsequent public filing with the SEC.

Each of Messrs. Lubel, Dietrich, and Sachdev is entitled to receive severance payments and benefits upon a qualifying termination of the applicable executive’s employment by the Company “without cause” (as defined in the applicable employment agreement and which includes a termination due to non-extension of the employment term by the Company) or by the applicable executive for “good reason” (as defined in the applicable employment agreement) consisting of the following, in addition to accrued benefits:

•any annual bonus earned but unpaid with respect to the Company’s fiscal year ending on or preceding the date of termination;

•payment of base salary in effect immediately preceding the date of termination (or, if greater, such executive’s base salary in effect immediately preceding a material reduction in such executive’s then current base salary, for which such executive has terminated his employment for good reason) equal to 12 months, payable in accordance with the established payroll practices of the Company;

•a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year;

•continuation of any health care (medical, dental and vision) plan coverage provided to such executive and his dependents during the severance period (or cash payments in lieu of such benefits if such continuation is not feasible under the terms of the plan or program pursuant to which coverage is provided or the Company reasonably determines that such continuation would adversely affect the tax status of such plan or program); provided that such continued coverage (or payments, as applicable) will terminate in the event such executive becomes eligible for coverage under another employer’s plans; and

•all unvested equity or equity-based awards in the Company or its affiliates that vest solely based on passage of time will automatically vest.

If the applicable executive’s employment terminates by reason of his death or “disability” (as defined in the applicable employment agreements), in addition to any accrued benefits, such executive (or such executive’s estate, as applicable) is entitled to receive payment of any prior year annual bonus and the prorated annual bonus described above, as well as any benefits to which he is entitled by law (at such executive’s sole expense) pursuant to COBRA.

Any severance benefits or payments payable pursuant to the applicable executive under his respective employment agreement are subject to his execution of a release of claims. Pursuant to the applicable employment agreement, while employed by the Company (or any subsidiary or affiliate of the Company) and during the 24-month period following termination, each of Messrs. Lubel, Dietrich, and Sachdev is subject to non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality.

On April 5, 2024, Mr. Sachdev notified the Company of his resignation, effective April 30, 2024, to pursue another opportunity.

Director Compensation

The Company maintains a director compensation policy for its non-employee directors (the “Director Compensation Policy”) that is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors. The Director Compensation Policy provides for the following:

•An annual cash retainer of $40,000 for each non-employee director;

•An annual cash retainer of $50,000 for the non-employee director serving as the non-executive chair of the Board, if any;

•An annual cash retainer of $15,000 for the non-employee director serving as the lead independent director of the Board, if any;

•An annual cash retainer of $10,000 for each non-employee director serving on the Audit Committee, the Compensation Committee or the Nomination and Corporate Governance Committee (effective as of April 2022);

•An annual cash retainer of $20,000 for each non-employee director chairing the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee;

•An annual restricted stock unit (“RSU”) award with a grant date fair value of $150,000 granted as of the date of the annual meeting of stockholders of the Company, with each such award vesting upon the earlier of one year following the grant date or the date of the immediately subsequent annual meeting of stockholders of the Company, subject to continued service through such vesting date; and

•An initial RSU award granted to a newly appointed or elected non-employee director, with a grant date fair value of $150,000, granted as of the date on which such director is appointed or elected to serve on the Board, with such award vesting in equal annual installments on each of the first three anniversaries of the grant date, subject to continued service through each such vesting date.

Each annual retainer described above is paid quarterly and is subject to pro-ration for partial quarters served. The RSU awards described above are subject to accelerated vesting in the event of a change of control of the Company if the grantee is not retained as a director following such change of control.

In addition, each non-employee director serving on the Board as of the date of the Closing was entitled to receive (i) 15,000 RSUs, each of which vests in equal annual installments on each of the first three anniversaries of the Closing, subject to continued service through each such vesting date, and (ii) 21,126 RSUs, each of which vested in full on the one-year anniversary of the Closing

The following table sets forth information regarding compensation earned by our non-employee directors for their Board service during the year ended December 31, 2023:

Name	Fees earned or paid in cash ($)	Stock Awards (1) ($)	Total ($)
Cheemin Bo-Linn	$78,000	$150,000	$228,000
Timothy M. Donahue	$110,000	$150,000	$260,000
H. Paulett Eberhart	$78,000	$150,000	$228,000
Andrew Frey (2)	$—	$—	$—
David Fuller (3)	$—	$—	$—
James Geisler	$68,000	$150,000	$218,000
Jay M. Grossman (4)	$—	$—	$—
Robert P. MacInnis (5)	$—	$—	$—
Michael K. Palmer (5)	$—	$—	$—
Mark Neporent (5)(6)	$—	$—	$—
Tomer Yosef-Or (5)(7)	$—	$—	$—

(1) The amounts reported in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock awards granted to certain of our non-employee directors. As of December 31, 2023, certain of our non-employee directors held outstanding awards of RSUs in the following amounts: Mr. Donahue and Dr. Bo-Linn, each 116,384, and Ms. Eberhart and Mr. Geisler, each 134,187.
(2) Mr. Frey was appointed to the Board effective as of November 15, 2023.
(3) Mr. Fuller was appointed to the Board effective as of November 15, 2023.
(4) Mr. Grossman was appointed to the Board effective as of August 17, 2023.
(5) Each of Messrs. Frey, Fuller, Grossman, MacInnis, Palmer, Neporent and Yosef-Or declined to receive compensation in respect of their service on our Board during fiscal year 2023.
(6) Mr. Neporent resigned from the Board effective as of November 15, 2023.
(7) Mr. Yosef-Or resigned from the Board effective as of August 17, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our voting shares, as of the Record Date, by:

•each person who is known to be the beneficial owner of more than 5% of our voting shares;

•each of our named executive officers and directors; and

•all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Percentage ownership of our voting securities is based on 83,196,842 shares of our common stock issued and outstanding as of the Record Date.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name Beneficial Owner	Number of shares of KORE Common Stock	%
Five Percent Stockholders (other than Directors and Named Executive Officers):
ABRY Entities (1)(2)	24,252,912	29.2%
Searchlight (3)	12,024,711	14.5%
Wood River Capital, LLC (4)	10,000,000	12.0%
Fortress Investment Group LLC (5)	8,236,487	9.9%
CTAC (6)	6,970,342	8.4%
Twilio, Inc. (7)	5,000,000	6.0%
Terrdian Holdings Inc. (8)	4,983,527	6.0%
Dotmar Investments Limited (9)	4,325,677	5.2%
Directors and Named Executive Officers:
Jason Dietrich (10)	38,002	*
Bryan Lubel	118,364	*
Cheemin Bo-Linn (10)	156,563	*
Timothy M. Donahue (10)	187,946	*
H. Paulett Eberhart (10)	165,861	*
Andrew Frey	—	*
David Fuller	—	*
James Geisler (10)	165,861	*
Jay M. Grossman (1)(2)	24,252,912	29.2%
Robert P. MacInnis	104,500	*
Michael K. Palmer	—	*
All current KORE directors and executive officers as a group (14 individuals)	25,414,666	30.5%

____________________________________________________________________________________________________________________

*    Less than one percent

(1) 21,500,782 of the shares reported herein are owned directly by ABRY Partners VII, L.P. 1,240,202 of the shares reported herein are owned directly by ABRY Partners VII Co-Investment Fund, L.P. 24,316 of the shares reported herein are owned directly by ABRY Investment

Partnership, L.P. 1,288,506 of the shares reported herein are owned directly by ABRY Senior Equity IV, L.P. and 199,106 of the shares reported herein are owned directly by ABRY Senior Equity Co-Investment Fund IV, L.P.P.

(2) ABRY Partners VII, L.P., ABRY Partners VII Co-Investment Fund, L.P., ABRY Investment Partnership, L.P., ABRY Senior Equity IV, L.P. and ABRY Senior Equity Co-Investment Fund IV, L.P. (collectively the “ABRY Funds”) are managed and/or controlled by ABRY Partners, LLC (“ABRY I”) and ABRY Partners II, LLC (“ABRY II”) and/or their respective affiliates. ABRY I and ABRY II are investment advisors registered with the SEC. Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of ABRY Investment Partnership, L.P. Peggy Koenig and Jay Grossman, as equal members of ABRY II and of certain of its affiliates, have the right to exercise investment and voting power on behalf of the ABRY Funds. Each of the Messrs. Yudkoff, Messrs. Grossman and Ms. Koenig disclaims any beneficial ownership of the securities held by the ABRY Funds other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of ABRY is 888 Boylston Street, Suite 1600, Boston, Massachusetts.

(3) Searchlight shares reported herein consist of common stock issuable to Searchlight IV KOR, L.P. upon the exercise of the Amended and Restated Warrant to purchase up to 11,800,000 shares of common stock at an exercise price of $0.01 per share and the Additional Warrant to purchase up to 224,711 shares of common stock at an exercise price of $0.01 per share issued on, in each case, assuming that the Warrants are exercised for the $0.01 per share exercise price, and not exercised via a cashless exercise formula. Searchlight IV KOR is a Delaware limited partnership that was formed to effect the investment in the Company’s securities in connection with the Investment Agreement. The general partner of Searchlight IV KOR is Searchlight Capital Partners IV GP AGG, LLC, a Delaware limited liability company (“Searchlight IV GP AGG”). The sole member of Searchlight IV GP AGG is Searchlight Capital Partners IV GP, L.P., a Cayman limited partnership (“Searchlight IV GP LP”). The general partner of Searchlight IV GP LP is Searchlight Capital Partners IV GP, LLC, a Delaware limited liability company (“Searchlight IV GP”). The reported securities may be deemed to be owned directly by Searchlight IV KOR and indirectly by Searchlight IV GP AGG, Searchlight IV GP LP and Searchlight IV GP. Each of the entities disclaims beneficial ownership of the foregoing warrants and any shares of common stock that are not directly owned by such entities, in each case except to the extent of any pecuniary interest therein. The business address of each of the foregoing entities is 745 Fifth Avenue - 27th Floor, New York, NY 10151.

(4) Wood River Capital, LLC (“Wood River”) is beneficially owned by SCC Holdings, LLC (“SCC”), SCC is beneficially owned by KIM, LLC (“KIM”), KIM is beneficially owned by Koch Investments Group, LLC (“KIG”), KIG is beneficially owned by Koch Investments Group Holdings, LLC, and KIGH is beneficially owned by Koch Industries, Inc. (“Koch Industries”), in each case by means of ownership of all voting equity instruments. Koch Industries, SCC, KIM, KIG, and KIGH may be deemed to beneficially own the shares held by Wood River by virtue of (i) Koch Industries’ beneficial ownership of KIGH, (ii) KIGH’s beneficial ownership of KIG, (iii) KIG’s beneficial ownership of KIM, (iv) KIM’s beneficial ownership of SCC and (v) SCC’s beneficial ownership of Wood River but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 4111 E. 37th Street North, Wichita, KS 67220.

(5) The shares reported herein consist of shares of common stock into which certain Exchangeable Notes held by affiliates of Fortress Investment Group (“Fortress”) are convertible. Under the terms of the Exchangeable Notes, the holder thereof may not exercise the option to exchange the Exchangeable Notes for common stock to the extent such exercise would cause such holder, together with its attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise (the “Blocker”), excluding for purposes of such determination shares of common stock issuable upon exercise of such Exchangeable Notes which have not been exercised. The table shows the number of shares of common stock underlying the Exchangeable Notes currently exercisable in light of the Blocker and excludes 1,363,513 shares of common stock underlying the Exchangeable Notes that cannot be exercised at this time in light of the Blocker. The business address of each of Fortress is 1345 Avenue of the Americas, 46th Floor, New York, NY 10105.

(6) CTAC is the recordholder of the shares reported herein. CTAC is controlled by a board of managers comprised of Stephen A. Feinberg and Frank W. Bruno. Messrs. Feinberg and Bruno, as members of the board of managers of CTAC, have the sole right to exercise voting power with respect to the common stock held of record by CTAC, and have the sole right to consent to the transfer of such shares of common stock. The business address of CTAC is 875 Third Avenue, New York, New York 10022.

(7) Twilio, Inc. is the recordholder of the shares reported herein. The business address of Twilio, Inc. is 101 Spear Street, Fifth Floor, San Francisco, CA 94105.

(8) Terrdian Holdings Inc. is the recordholder of the shares reported herein. Terrdian Holdings Inc.is a corporation controlled by Terence Jarman as President and Director. and has the right to exercise investment and voting power on behalf of Terrdian Holdings Inc. Mr. Jarman disclaims any beneficial ownership of the securities other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the foregoing persons is 10 High Point Rd, Toronto, Ontario M3B 2A4, Canada.

(9) The number of shares reported herein consists of both shares of common stock held of record by Dotmar Investments Limited and Richard Burston. Richard Burston, as Chairman of Dotmar Investments Limited, has the right to exercise investment and voting power on behalf of Dotmar Investments Limited. Richard Burston disclaims any beneficial ownership of the securities held by the Dotmar Investments Limited other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of Dotmar Investments Limited is First Floor, 7 Esplanade, St Helier, Jersey JE2 3QA Channel Islands.

(10) Includes 38,002 RSUs granted to Mr. Dietrich and 115,384 RSUs granted to each of Dr. Bo-Linn, Ms. Eberhart, and Messrs. Donahue and Geisler that vest within 60 days of the Record Date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which KORE or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•any person who is, or at any time during the applicable period was, one of our executive officers or directors;

•any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee charter, the Audit Committee has the responsibility to review related party transactions.

Transactions with affiliates of the Company

Searchlight

Searchlight beneficially owned approximately 14.5% of the Company’s outstanding common stock as of the Record Date through its ownership of 12,024,711 warrants, which entitle Searchlight to purchase one share of the Company’s common stock in exchange for one warrant, exercisable immediately post-issuance at either $0.01 per share of common stock or by using a formula for cashless exercise. Searchlight is therefore considered an affiliate of the Company. Searchlight also currently owns all of the Series A-1 preferred stock, which has a liquidation value of $152.9 million. The Series A-1 preferred stock is mandatorily redeemable for cash payable to the holder on November 15, 2033. The Series A-1 preferred stock has a 13% cumulative dividend, and approximately $2.5 million of such dividends were payable to Searchlight as of December 31, 2023.

CTAC

Two of the Company’s Board members, Messrs. Geisler and Palmer, are employed by CTAC’s parent company. CTAC is therefore considered an affiliate of the Company. CTAC beneficially owned approximately 8.4% of the outstanding common stock of the Company as of the Record Date. Affiliates of CTAC’s parent company own the Company’s Private Placement Warrants, of which 272,779 warrants are outstanding, exercisable for one share of our common stock at an exercise price of $11.50 per share. The Private Placement Warrants will expire on October 1, 2026 unless earlier redeemed.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and executive officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our directors and executive officers against all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever, including all other disbursements, obligations or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be witness in, settlement or appeal of, or otherwise participating in any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding. The indemnification agreements also require us to advance, to the extent not prohibited by law, all direct and indirect costs, fees and expenses that such director or executive officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us.

Amended and Restated Investor Rights Agreement

On November 15, 2023, we entered into the Amended and Restated Investor Rights Agreement setting forth the parties’ rights and obligations with respect to the designation, removal, and replacement of directors of KORE and the registration for resale of certain shares of our common stock and other equity securities of KORE that are held by the parties thereto from time to time.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 3 Ravinia Drive NE, Suite 500, Atlanta, Georgia 30346 in writing not later than , 2024.

Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than February 12 and no later than March 14, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 12, 2025, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the 90th day prior to the 2025 Annual Meeting of Stockholders or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the requirements under our By-Laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than , 2025. If the date of the 2025 Annual Meeting of Stockholders changes by more than 30 calendar days from the date of the first anniversary of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting of Stockholders or the 10th calendar day following public announcement by the Company of the date of the 2025 Annual Meeting of Stockholders.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

KORE’S ANNUAL REPORT ON FORM 10-K

A copy of KORE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on the Record Date without charge upon written request addressed to:

KORE Group Holdings, Inc.
Attention: Secretary
3 Ravinia Drive NE, Suite 500
Atlanta, Georgia 30346

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 at https://ir.korewireless.com/.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING

YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board

/s/ Jack W. Kennedy Jr.

Jack W. Kennedy Jr.
Executive Vice President, Chief Legal Officer and Secretary

Atlanta, Georgia
May     , 2024

FORM OF
CERTIFICATE OF AMENDMENT TO
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

KORE Group Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is KORE Group Holdings, Inc.

SECOND: The original certificate of incorporation of the Corporation was filed with the Secretary of State of Delaware on March 5, 2021 (the “Original Certificate of Incorporation”). The name under which the Original Certificate of Incorporation was filed is “King Pubco, Inc.” An amendment to the Original Certificate of Incorporation which amended the provisions of the Original Certificate of Incorporation, was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and such amendment to the Original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 28, 2021 (the “First Amendment to the Certificate of Incorporation”). The name under which the First Amendment to the Certificate of Incorporation was filed is “King Pubco, Inc.” The Original Certificate of Incorporation, as amended by the First Amendment to the Certificate of Incorporation, was amended and restated by the Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”), which was duly adopted in accordance with Sections 242 and 245 of the DGCL and the A&R Certificate of Incorporation and filed with the Secretary of State of the State of Delaware on September 30, 2021.

THIRD: The Corporation hereby amends the A&R Certificate of Incorporation as follows:

ARTICLE IV of the A&R Certificate of Incorporation is hereby amended by adding the following paragraph at the end of such section:

“At 12:01 a.m., Eastern Time, on __________, 2024 (the “Effective Time”) pursuant to the DGCL, every _______ issued and outstanding shares or shares held by the Corporation as treasury stock of the Corporation’s Common Stock, as of the date and time immediately preceding the Effective Time (the “Old Shares”), shall automatically be reclassified as and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation (the “New Shares”) without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Further, every right, option and warrant to acquire Old Shares outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire New Shares based on the conversion ratio of shares of Old Shares to New Shares set forth in the preceding sentence, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive that number of New Shares based on the conversion ratio of their shares of Old Shares to New Shares set forth above, rounded up to the next whole share of Common Stock. Each holder of record of a certificate which immediately prior to the last trading day preceding the date of the Effective Time (the “Effective Date”) represents Old Shares (the “Old Certificates”) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate (the “New Certificates”) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificates so surrendered are exchangeable. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.”

FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.

FIFTH: This Certificate of Amendment shall be effective on __________, 2024 at 12:01 am ET.

IN WITNESS WHEREOF, KORE Group Holdings, Inc. has caused this Certificate of Amendment to be signed by its Executive Vice President, Chief Legal Officer and Secretary this ____ day of _________, 2024.

KORE GROUP HOLDINGS, INC.

By:
Name:	Jack W. Kennedy Jr.
Title:	Executive Vice President, Chief Legal Officer and Secretary

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KORE2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V46765-P11055

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

KORE GROUP HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Robert P. MacInnis	☐	☐	☐
1b. Jay M. Grossman	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V46766-P11055

KORE GROUP HOLDINGS, INC.
Annual Meeting of Stockholders
June 12, 2024 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Paul Holtz and Jack W. Kennedy, Jr., and each of them, as proxies, each with full power to act without the others and each with full power of substitution, to vote as indicated on the reverse side of this card all the shares of Common Stock of KORE GROUP HOLDINGS, INC. in this account held in the name of the undersigned at the close of business on April 16, 2024, at the Annual Meeting of Stockholders to be held on June 12, 2024, at 9:00 a.m. EDT, and at any adjournment thereof, with all the powers the undersigned would have if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side